ADDENDUM TO THAT LEASE
                               DATED MAY 21, 1998

     The parties hereby amend that certain Lease, dated May 21, 1998, between SOUTHERN CALIFORNIA SUNBELT DEVELOPERS, INC. ("Landlord") and GEN-TEL COMMUNICATIONS ("GTC"), A CALIFORNIA CORPORATION; ERIC CLEMONS; AND PAUL SANDHU, JOINTLY AND SEVERALLY ("Tenant") for property located at 3151 Airway Avenue, SuitesL-2, P-1 AND P-3, Costa Mesa, California 92626 in the following respects:

     WHEREAS, Tenant is presently the occupant of office space located at THE JOHN WAYNE EXECUTIVE GUILD CENTER, 3151 Airway Avenue, Costa Mesa, California (the "Premises"), more specifically designated as SUITES L-2(MONTHLY BASE RENT:
$6,347.00),  P-1  (MONTHLY  BASE  RENT:  $6,434.12)  AND P-3 (MONTHLY BASE RENT:
$5,869.27);

     WHEREAS, the Term of Tenants occupancy of the Premises is scheduled to expire on May 31, 2001; and

     WHEREAS, Tenant desires to continue its occupancy of the Premises on a month-to-month basis;

     IT  IS  THEREFORE  AGREED  AND  UNDERSTOOD  THAT:

                                  PRECONDITIONS

Tenant  Improve-
ments:     At  Tenants  request,  Landlord  has  undertaken  certain  Tenant
Improvements, consisting of the repainting of a portion of the Premises, installation of a wallpaper border, etc., as described in the accompanying Tenant-approved invoice (EXHIBIT 1"), for a total cost of $3,426.58. Tenant acknowledges that the expense of such Tenant Improvements is the sole responsibility of Tenant, and Tenant hereby agrees to prompt payment of such invoice as a precondition to the within Addendum to Lease (i.e., on or before June 1, 2001), with the payment of the June, 2001 Base Rent in the sum of $19,247.20, as set forth hereinbelow, for a June 1, 2001 total due of $22,673.78.

Other  Services  Provided
by Landlord: The parties acknowledge that DAN W. BAER, president of Landlord corporation, SOUTHERN CALIFORNIA SUNBELT DEVELOPERS, INC., is also a principal/officer of DAN BAER & ASSOCIATES, a Sole Proprietorship. Tenant is indebted to DAN BAER & ASSOCIATES in the sum of $6,006.45 for additional services, as more particularly described in the accompanying invoice (EXHIBIT 2"). Tenant acknowledges that such services have been provided and Tenant hereby agrees to prompt payment of such invoice (i.e., on or before May 15, 2001) as a precondition to Landlords acceptance of this Addendum to Lease.

                                    RECITALS

Term:          The  term of Tenants occupancy of the Premises is hereby extended on a month-to-month basis, commencing June 1, 2001, and continuing on a month-to-month basis for a maximum of one year, and subject to termination by either party, upon a minimum of seventy-five (75) days written notice, one party to the other.

Base
Rent:          Paragraph  18.2  of  the  Lease  Dated  May  21,  1998  provides:

Payment of Operating Expenses. It is mutually agreed that the calculation of the actual annual increase in the operating expenses, for each individual unit of the John Wayne Executive Guild complex, is difficult, costly, and time consuming. Therefore, whenever the base monthly rent provided for herein is to be increased in response to changes in the Consumer Price Index, the Landlord shall have the unilateral option to observe the following provisions. The adjustment, if any, shall be calculated upon the basis of the United States Department of Labor Statistics, Revised Consumer Price Index for SUBGROUP ALL ITEMS - ALL URBAN CONSUMERS, Los Angeles - Anaheim - Riverside, 1982/1984 = 100 (Index). The index, published as of ninety (90) days prior to the commencement date of the Lease shall be considered the "Base". The amounts to be adjusted shall be increased by the percentage increase, if any, in the Index, as of ninety (90) days prior to the adjustment date, over the "Base". Additional adjustments will be made in the same manner, at the end of each ensuing twelve
(12) month period, including option periods, of the full lease term. The annual adjustment in the C.P.I. shall be cumulative and will be added to each adjusted amount on an annual basis. Said increase shall not exceed four percent (4%) per annum nor be less than one percent (1%) per annum. For each subsequent anniversary date of the Lease, Tenant's share of the annual increase in operating expenses shall be calculated in like manner.

          On the basis of a 3.2% increase in the CPI, as of March 1, 2001, Tenants Monthly Base Rent shall be increased, as follows:

                           FROM         TO          INCREASE

               Suite  L-2:     $  6,347.00     $  6,550.10     $  203.10

               Suite  P-1:     $  6,434.12     $  6,640.91     $  205.89

               Suite  P-3:     $  5,869.27     $  6,057.09     $  187.82

               TOTAL           $ 18,650.39     $19,247.20      $  596.81

Counter-
parts:          This  Addendum to Lease may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

EXCEPT AS MODIFIED HEREIN, ALL OTHER TERMS AND CONDITIONS OF THE LEASE BETWEEN THE PARTIES ABOVE DESCRIBED, SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.


     EXECUTED  at   Orange  County,  California.


Landlord:

SOUTHERN  CALIFORNIA  SUNBELT  DEVELOPERS,  INC.
A  CALIFORNIA  CORPORATION



By: /s/ Dan W. Baer
     DAN  W.  BAER,  President     Dated 5/7/01

Tenant:

GTC  TELECOM
A  Nevada  corporation


By: /s/ S. Paul Sandhu
    PAUL  SANDHU,  President  &  CEO   Dated 5/22/01



/s/ S. Paul Sandhu
PAUL  SANDHU                           Dated 5/22/01



/s/ Eric Clemons
ERIC  CLEMONS                          Dated 5/22/01